EXHIBIT 99.1

HEICO Corporation Reports Record Net Sales, Operating Income and Net Income for the Third Quarter of Fiscal 2016; Full Year Fiscal 2016 Net Income Growth Estimates Raised

3rd Quarter Net Income up 22% on Net Sales and Operating Income Increases of 19%

HOLLYWOOD, Fla. and MIAMI, Aug. 24, 2016 (GLOBE NEWSWIRE) -- HEICO CORPORATION (NYSE:HEI.A) (NYSE:HEI) today reported that net income increased 22% to a record $42.0 million, or 62 cents per diluted share, in the third quarter of fiscal 2016, up from $34.4 million, or 51 cents per diluted share, in the third quarter of fiscal 2015.  In the first nine months of fiscal 2016, net income increased 18% to a record $111.9 million, or $1.64 per diluted share, up from $95.1 million, or $1.40 per diluted share, in the first nine months of fiscal 2015.

Net sales increased 19% to a record $356.1 million in the third quarter of fiscal 2016, up from $300.4 million in the third quarter of fiscal 2015.  In the first nine months of fiscal 2016, net sales increased 18% to a record $1,013.0 million, up from $860.0 million in the first nine months of fiscal 2015.

Operating income increased 19% to a record $69.9 million in the third quarter of fiscal 2016, up from $58.5 million in the third quarter of fiscal 2015.  In the first nine months of fiscal 2016, operating income increased 18% to a record $189.3 million, up from $160.7 million in the first nine months of fiscal 2015.

The Company's consolidated operating margin was 19.6% and 19.5% in the third quarter of fiscal 2016 and 2015, respectively.  The Company's consolidated operating margin was 18.7% in both the first nine months of fiscal 2016 and 2015.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's third quarter results stating, "Our record quarterly results in consolidated net sales, operating income and net income reflect the impact of our profitable fiscal 2016 and 2015 acquisitions, as well as organic growth within both the Flight Support Group and Electronic Technologies Group.

Cash flow provided by operating activities was very strong, increasing 42% to $172.4 million in the first nine months of fiscal 2016, representing 154% of net income, as compared to $121.3 million in the first nine months of fiscal 2015.

Our net debt to shareholders' equity ratio was 47.7% as of July 31, 2016, with net debt (total debt less cash and cash equivalents) of $482.7 million principally incurred to fund acquisitions in fiscal 2016 and 2015.  We have no significant debt maturities until fiscal 2019 and plan to utilize our financial flexibility to aggressively pursue high quality acquisition opportunities to accelerate growth and maximize shareholder returns.

As we look ahead to the remainder of fiscal 2016, we anticipate organic growth within our commercial aviation aftermarket replacement parts and specialty products product lines moderated by softer demand for certain component repair and overhaul parts and services.  Further, we foresee modest full year organic growth within the Electronic Technologies Group based on current forecasted product demand.  During the remainder of fiscal 2016, we plan to continue our focus on new product development, further market penetration, executing our acquisition strategies and maintaining our financial strength.

Based on our current economic visibility, we are increasing our estimated consolidated fiscal 2016 year-over-year growth in net income to 13% - 15%, up from our prior growth estimate of 12% - 14%.  In addition, we continue to estimate consolidated fiscal 2016 year-over-year growth in net sales to approximate 15% - 17%, our consolidated operating margin to approximate 18.5% - 19.0%, depreciation and amortization expense of approximately $62 million, capital expenditures to approximate $32 million and cash flow from operations to approximate $220 million."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's third quarter results stating, "Our record quarterly results in net sales reflect strong growth contributions from our fiscal 2015 acquisitions and organic growth across all of the Flight Support Group's product lines.

The Flight Support Group's net sales increased 8% to a record $222.6 million in the third quarter of fiscal 2016, up from $206.6 million in the third quarter of fiscal 2015.  The Flight Support Group's net sales increased 9% to a record $647.4 million in the first nine months of fiscal 2016, up from $591.4 million in the first nine months of fiscal 2015.  The increase in the third quarter and first nine months of fiscal 2016 reflects net sales contributed by our fiscal 2015 acquisitions as well as organic growth of 4% and 3%, respectively.  The organic growth in the third quarter and first nine months of fiscal 2016 is principally attributed to increased demand and new product offerings within our aftermarket replacement parts and specialty products product lines.  The increase in the first nine months of fiscal 2016 was partially offset by lower organic net sales from our repair and overhaul parts and services product line, principally resulting from the mix of products repaired, which required less extensive repair and overhaul services, as well as softer demand from our South American market.  The Flight Support Group experienced organic revenue growth of 5% and 6% in the third quarter and first nine months of fiscal 2016, excluding our repair and overhaul parts and services product line.

The Flight Support Group's operating income increased 7% to $42.0 million in the third quarter of fiscal 2016, up from $39.3 million in the third quarter of fiscal 2015.  The Flight Support Group's operating margin was 18.9% and 19.0% in the third quarter of fiscal 2016 and 2015, respectively.  The Flight Support Group's operating income increased 10% to a record $118.8 million in the first nine months of fiscal 2016, up from $107.5 million in the first nine months of fiscal 2015.  The Flight Support Group's operating margin was 18.3% and 18.2% in the first nine months of fiscal 2016 and 2015, respectively.

The increase in the Flight Support Group's operating income in the third quarter and first nine months of fiscal 2016 is mainly attributed to the previously mentioned net sales growth and a gross profit margin impact from favorable net sales volumes and product mix within our aftermarket replacement parts and specialty products product lines.  These increases were partially offset by a less favorable product mix within our repair and overhaul parts and services product line, higher performance-based compensation expense and changes in the estimated fair value of accrued contingent consideration associated with a prior year acquisition.  Additionally, the first nine months of fiscal 2016 reflects an increase in amortization expense of intangible assets.

With respect to the remainder of fiscal 2016, we continue to estimate the Flight Support Group’s full year net sales growth to be between 8% - 10% and the full year Flight Support Group operating margin to approximate that of fiscal year 2015.”

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's third quarter results stating, "Our record quarterly results in net sales and operating income were driven principally by strong financial contributions from our fiscal 2016 and 2015 acquisitions and increased customer demand for certain products.

The Electronic Technologies Group's net sales increased 40% to a record $136.2 million in the third quarter of fiscal 2016, up from $97.2 million in the third quarter of fiscal 2015.  The Electronic Technologies Group's net sales increased 34% to a record $372.9 million in the first nine months of fiscal 2016, up from $277.4 million in the first nine months of fiscal 2015.  The increase in the third quarter and first nine months of fiscal 2016 reflects net sales contributed by our fiscal 2016 and 2015 acquisitions, as well as organic growth of 1% and 6%, respectively.  The organic growth in the third quarter and first nine months of fiscal '16 resulted mainly from higher net sales of certain space and medical products, with organic growth in the third quarter of fiscal 2016 moderated by lower net sales of certain defense products.

The Electronic Technologies Group's operating income increased 38% to a record $33.6 million in the third quarter of fiscal 2016, up from $24.4 million in the third quarter of fiscal 2015.  The Electronic Technologies Group's operating margin was 24.7% and 25.1% in the third quarter of fiscal 2016 and 2015, respectively.  The Electronic Technologies Group's operating income increased 35% to a record $89.3 million in the first nine months of fiscal 2016, up from $66.0 million in the first nine months of fiscal 2015.  The Electronic Technologies Group's operating margin was 23.9% and 23.8% in the first nine months of fiscal 2016 and 2015, respectively.  The increase in the Electronic Technologies Group's operating income in the third quarter and first nine months of fiscal 2016 is mainly attributed to the previously mentioned net sales growth, partially offset by an increase in amortization expense of intangible assets and higher performance-based compensation expense.

With respect to the remainder of fiscal 2016, we continue to estimate the Electronic Technologies Group's full year net sales growth to be between 29% - 32% and our full year operating margin to approximate 24%.”

(NOTE:  HEICO has two classes of common stock traded on the NYSE.  Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects.  The only difference between the share classes is the voting rights.  The Class A Common Stock (HEI.A) has 1/10 vote per share and the Common Stock (HEI) has one vote per share.)

There are currently approximately 40.3 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 27.0 million shares of HEICO's Common Stock (HEI) outstanding.  The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI.  However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Thursday, August 25, 2016 at 9:00 a.m. Eastern Daylight Time to discuss its third quarter results.  Individuals wishing to participate in the conference call should dial:  U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 60346184.  A digital replay will be available two hours after the completion of the conference for 14 days.  To access, dial: (404) 537-3406, and enter the Conference ID 60346184.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group.  HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers.  For more information about HEICO, please visit our website at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies.  HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense budget cuts, which could reduce our defense-related revenue.  Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended July 31,
	2016	2015
Net sales	$356,084	$300,370
Cost of sales	222,501	192,278
Selling, general and administrative expenses	63,729	49,582
Operating income	69,854	58,510
Interest expense	(2,294)	(1,088)
Other income (expense)	16	(184)
Income before income taxes and noncontrolling interests	67,576	57,238
Income tax expense	20,600	18,300
Net income from consolidated operations	46,976	38,938
Less: Net income attributable to noncontrolling interests	4,974	4,569
Net income attributable to HEICO	$42,002	$34,369

Net income per share attributable to HEICO shareholders:
Basic	$.63	$.51
Diluted	$.62	$.51

Weighted average number of common shares outstanding:
Basic	67,126	66,813
Diluted	68,278	67,901

	Three Months Ended July 31,
	2016	2015
Operating segment information:
Net sales:
Flight Support Group	$222,553	$206,599
Electronic Technologies Group	136,215	97,223
Intersegment sales	(2,684)	(3,452)
	$356,084	$300,370

Operating income:
Flight Support Group	$41,969	$39,250
Electronic Technologies Group	33,609	24,372
Other, primarily corporate	(5,724)	(5,112)
	$69,854	$58,510

HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Nine Months Ended July 31,
	2016		2015
Net sales	$1,012,959		$859,976
Cost of sales	633,151		552,593
Selling, general and administrative expenses	190,539		146,679
Operating income	189,269	(a)	160,704
Interest expense	(6,194)		(3,346)
Other income	154		375
Income before income taxes and noncontrolling interests	183,229		157,733
Income tax expense	56,600		48,200
Net income from consolidated operations	126,629		109,533
Less: Net income attributable to noncontrolling interests	14,699		14,419
Net income attributable to HEICO	$111,930	(a)	$95,114

Net income per share attributable to HEICO shareholders:
Basic	$1.67	(a)	$1.43
Diluted	$1.64	(a)	$1.40

Weighted average number of common shares outstanding:
Basic	66,975		66,706
Diluted	68,082		67,790

	Nine Months Ended July 31,
	2016		2015
Operating segment information:
Net sales:
Flight Support Group	$647,419		$591,431
Electronic Technologies Group	372,933		277,439
Intersegment sales	(7,393)		(8,894)
	$1,012,959		$859,976

Operating income:
Flight Support Group	$118,757		$107,498
Electronic Technologies Group	89,280		65,996
Other, primarily corporate	(18,768)		(12,790)
	$189,269		$160,704

HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a) During the first nine months of fiscal 2016, the Company incurred $3.1 million of acquisition costs in connection with a fiscal 2016 acquisition.  These are one-time nonrecurring costs.  These expenses, net of tax, decreased net income attributable to HEICO by $2.0 million, or $.03 per basic and diluted share.

HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	July 31, 2016	October 31, 2015
Cash and cash equivalents	$27,191	$33,603
Accounts receivable, net	189,617	181,593
Inventories, net	286,679	243,517
Prepaid expenses and other current assets	50,181	44,899
Total current assets	553,668	503,612
Property, plant and equipment, net	118,935	105,670
Goodwill	865,533	766,639
Intangible assets, net	376,828	272,593
Other assets	102,356	87,873
Total assets	$2,017,320	$1,736,387

Current maturities of long-term debt	$335	$357
Other current liabilities	185,922	168,030
Total current liabilities	186,257	168,387
Long-term debt, net of current maturities	509,570	367,241
Deferred income taxes	107,687	110,588
Other long-term liabilities	113,630	105,618
Total liabilities	917,144	751,834
Redeemable noncontrolling interests	87,906	91,282
Shareholders’ equity	1,012,270	893,271
Total liabilities and equity	$2,017,320	$1,736,387

HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended July 31,
	2016	2015
Operating Activities:
Net income from consolidated operations	$126,629	$109,533
Depreciation and amortization	44,603	35,066
Employer contributions to HEICO Savings and Investment Plan	5,219	4,482
Share-based compensation expense	4,905	4,394
Increase (decrease) in accrued contingent consideration	2,635	(412)
Foreign currency transaction adjustments, net	876	(3,981)
Deferred income tax benefit	(6,053)	(4,909)
Tax benefit from stock option exercises	867	1,404
Excess tax benefit from stock option exercises	(880)	(1,404)
(Increase) decrease in accounts receivable	(2,974)	4,482
Increase in inventories	(13,914)	(10,653)
Increase (decrease) in current liabilities	14,776	(14,948)
Other	(4,273)	(1,765)
Net cash provided by operating activities	172,416	121,289

Investing Activities:
Acquisitions, net of cash acquired	(263,811)	(56,198)
Capital expenditures	(23,113)	(13,767)
Other	(3,005)	171
Net cash used in investing activities	(289,929)	(69,794)

Financing Activities:
Borrowings (payments) on revolving credit facility, net	142,000	(26,304)
Distributions to noncontrolling interests	(16,156)	(7,414)
Cash dividends paid	(10,724)	(9,343)
Payment of contingent consideration	(6,960)	—
Acquisitions of noncontrolling interests	(3,599)	—
Proceeds from stock option exercises	4,831	3,258
Excess tax benefit from stock option exercises	880	1,404
Other	(272)	(295)
Net cash provided by (used in) financing activities	110,000	(38,694)

Effect of exchange rate changes on cash	1,101	(1,333)

Net (decrease) increase in cash and cash equivalents	(6,412)	11,468
Cash and cash equivalents at beginning of year	33,603	20,229
Cash and cash equivalents at end of period	$27,191	$31,697

Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570